SALE AGREEMENT
                        MALL OF MEMPHIS
                      MEMPHIS, TENNESSEE
































                       A G R E E M E N T

     THIS AGREEMENT made as of the 8th day of August, 1995, by and between MALL OF MEMPHIS ASSOCIATES, a Tennessee limited partnership
("Selling Partner"), and CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XI, an Illinois limited partnership ("Buyer").
                 W I T N E S S E T H, T H A T:
     WHEREAS, Mall of Memphis Associates, an Illinois general partnership
(the
"Partnership") is the owner of the "Business Property" (as hereinafter defined), which consists principally of a regional shopping mall located in Memphis, Tennessee, known as the Mall of Memphis;
     WHEREAS, in accordance with that certain agreement captioned
"Articles of General Partnership of Mall of Memphis Associates (An Illinois General Partnership)" made and entered into as of August 3, 1981, by and between Selling Partner and Buyer (as amended, the "Partnership Agreement"), Selling Partner is presently a general partner in the Partnership, owning a thirty-six and ninety-four one hundredths percent (36.94%) partnership interest therein;
     WHEREAS, Buyer desires to purchase Selling Partner's partnership interest on the terms and subject to the conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and the respective undertakings of the parties hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, it is hereby agreed:
                 ARTICLE I - AGREEMENT TO SELL
     Section 1.1. Sale of Partnership Interest. On the terms and conditions hereinafter set forth, Selling Partner shall sell to Buyer, and Buyer shall purchase from Selling Partner the entire 36.94% partnership interest of Selling Partner in the Partnership including the entire 36.94% interest of Selling Partner in the capital and the profits and losses of the Partnership, and any other interests, rights or benefits that Selling Partner may have in the Partnership (the Partnership interest and any other interests, rights or benefits of Selling Partner in the Partnership to be purchased by Buyer as aforesaid being herein collectively called the "Subject Partnership Interest").
     Section 1.2. Certain Definitions. As used herein, the following terms shall have the following meanings:
     A. "Business Property" means, collectively, the "Land", the "Improvements", the "Personal Property" and the "Intangible Property".
     (1) "Land" means that certain real property described in Exhibit "A", together with all and singular the tenements, hereditaments, easements, rights-of-way and appurtenances belonging or in anywise appertaining to the same.
     (2) "Improvements" means all improvements, structures and fixtures now or on the "Closing Date" (as hereinafter defined) located on the Land; that portion of the Improvements consisting of tenant improvements (i.e., improvements consisting of finish work to interior space of the Improvements to suit the proposed occupant of such space) is herein called "Tenant Improvements"; the balance of the Improvements is herein called the "Buildings".
     (3) "Personal Property" means all tangible personal property now or on the Closing Date located on or about the Land or Improvements or attached or appurtenant thereto or used in connection with the operation thereof, but excluding tangible personal property owned by tenants of the Buildings under "Tenant Leases" (as hereinafter defined) in their capacity as tenants.
     (4) "Intangible Property" means all intangible property now or on the Closing Date owned or held in connection with the Land, the Improvements or the Personal Property, or any business or businesses now or hereafter conducted thereon or with the use thereof (other than those businesses conducted by tenants of the Buildings under Tenant Leases in their capacity as tenants), including all leases, contract rights and agreements (including the Tenant Leases and the "Continuing Contracts" (as hereinafter defined)), building and trade names (including the name "Mall of Memphis"), business licenses, warranties (including those relating to construction or fabrication), utility contracts, telephone exchange numbers, advertising materials, plans and specifications, governmental approvals and development rights, related to the Land, the Improvements or the Personal Property or any part thereof.
     (5)  "Tenant Leases" means the leases described in the rent roll
(the "Rent Roll") attached as Exhibit "B" hereto.
     (6) "Continuing Contracts" means the service and equipment leasing contracts listed and described in Exhibit "C" hereto.
     B. "Business Agreement" means any lease, rental agreement, loan agreement, mortgage, easement, covenant, restriction or other agreement or instrument at any time or times affecting all or a portion of the Business Property.
     C. "Funds" shall have the meaning ascribed to such term in the "Closing Procedure Letter" (as hereinafter defined).
     D.   "Original Partners" means Associates and Carlyle, collectively.
     E. "Title Company" means Ticor Title Insurance Company, located at 203 North LaSalle, Suite 1400, Chicago, Illinois 60601.
                  ARTICLE II - PURCHASE PRICE
     Section 2.1. Amount. The purchase price (the "Purchase Price") of the Subject Partnership Interest shall be $5,500,000. Additionally, Seller and Buyer have agreed that Seller is entitled to a proration credit of $251,030.
     Section 2.2. Manner of Payment. The Purchase Price shall be paid as follows:
     A. Down Payment. An amount equal to $500,000 plus the proration credit of $251,030 for a total amount due of $751,030 shall be paid by cashier's or certified check or wire transfer on the Closing Date.
     B. Purchase Price Financing. An amount equal to $5,000,000 shall be paid to Selling Partner by Buyer in accordance with the terms of a promissory note by Buyer in favor of Selling Partner in the form of Exhibit "D" attached hereto (the "Note"). Buyer's obligations under the Note shall be secured by a pledge of the Subject Partnership Interest (but no other portion of Buyer's interest in the Partnership) in the form of Exhibit "E" attached hereto (the "Security Agreement"). The Note shall be non-recourse to Buyer; provided, however, that the minimum payments in 1996 and 1997 required under Section 2(a)(ii) (y) and (z) of the Note (as more particularly set forth in the Note), shall be recourse to Buyer, but not the to partners of Buyer or in any partnership which is a partner in Borrower.
                    ARTICLE III - FINANCING
     Section 3.1.   Existing Financing.
     A. Existing Encumbrances. The Business Property is presently encumbered by the following mortgages and other security instruments (individually and collectively, the "Existing Encumbrances"):
     (1) that certain deed of trust captioned "DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT" dated as of December 23, 1982, by the Partnership, as trustor, in favor of Francis P. Gunning and John A. Somers, as trustee, for the benefit of Teachers Insurance and Annuity Association of America, a New York corporation ("Teachers"), and recorded in the Land Records of Shelby County, Tennessee (the "Recorder's Office") on December 29, 1982 under Recorder's No. T7 9982, as amended or supplemented by that certain document captioned "FIRST SUPPLEMENT TO DEED OF TRUST, ASSIGNMENT OR RENTS AND SECURITY AGREEMENT, MODIFICATION OF NOTES AND OF ASSIGNMENT OF LESSOR'S INTEREST IN LEASES" (the "Amendment"), by the Partnership, as trustor, in favor of Betty B. Robbins and John A. Somers, as trustees, for the benefit of Teachers; and
     (2) that certain assignment captioned "ASSIGNMENT OF LESSOR'S INTEREST IN LEASES" dated as of December 23, 1982, by and between the Partnership and Teachers and recorded in the Recorder's Office on December 29, 1982 under Recorder's No. T7 9983, as amended by the Amendment.
     B. Existing Notes. The Existing Encumbrances secure the following promissory notes (the "Existing Notes"):
     (1) that certain note captioned "DEED OF TRUST NOTE NO. 1" dated as of December 23, 1982 in the original principal amount of $32,550,000, made by the Partnership in favor of Teachers, as amended by the Amendment;
     (2) that certain note captioned "DEED OF TRUST NOTE NO. 2" dated as of December 23, 1982 in the original principal amount of $3,450,000, made by the Partnership in favor of Teachers, as amended by the Amendment; and
     (3)  that certain note captioned "TENNESSEE DEED OF TRUST NOTE NO.
3" in the original principal amount of $9,625,000, made by the Partnership in favor of Teachers.
     C. Existing Loan Documents. As used herein, the "Existing Loan Documents" means, collectively, the Existing Encumbrances and the Existing Notes.
               ARTICLE IV INTENTIONALLY DELETED
                ARTICLE V - CLOSING CONFERENCE
     The consummation (the "Closing") of the sale and purchase herein provided shall be conducted by mail on the Closing Date, in accordance with procedures which shall be mutually agreed upon by the parties hereto. "Closing Date" means August 8, 1995, or such earlier or later date as shall be hereafter agreed upon by the parties hereto for the conveyances herein provided.
     Section 5.1.   Delivery to Title Company.
     A. Items to Be Delivered by Buyer. On or before the Closing Date, Buyer shall deliver to Title Company:
     (1)  Down Payment.  $751,030 (i.e., $500,000, which amount constitutes the cash portion of the Purchase Price to be paid on the Closing Date plus $251,030 as the proration adjustment).
     (2) Note. The Note, dated as of the Closing Date and duly executed by Buyer.
     (3) Assignment of Partnership Interest. A counterpart of an assignment of the Subject Partnership Interest (the "Assignment of Partnership Interest") in favor of Buyer, dated as of the Closing Date, duly executed by Buyer and in the form of Exhibit "F" attached hereto.
     B. Item to Be Delivered by Selling Partner. On or before the Closing Date, Selling Partner shall deliver to Title Company a counterpart of the Assignment of Partnership Interest, dated as of the Closing Date and duly executed by Selling Partner.
     Section 5.2. Instructions to Title Company. The deliveries to be made under Section 5.1 above shall be made in accordance with and subject to the letter (the "Closing Procedure Letter") from Buyer and Selling Partner to Title Company which is being executed concurrently herewith.
     Section 5.3. Delivery to Parties. Upon satisfaction of all the conditions in the Closing Procedure Letter for delivery of the Funds (other than the delivery of Buyer's written authorization to close the escrow under the Closing Procedure Letter) and receipt of written advice by Title Company that such conditions have been satisfied and that Title Company is prepared to close the escrow, the following items are to be delivered:
     A. Items To Be Delivered by Selling Partner. Selling Partner shall deliver (or cause to be delivered) to Buyer:
     (1) Certification of Non-Foreign Status. A certificate dated as of the Closing Date, addressed to Buyer, duly executed by Selling Partner under penalty of perjury, regarding Selling Partner's non-foreign status, in the form of Exhibit "G" attached hereto.

     (2) Closing Certificate. If the Closing Date occurs after the date of this Agreement, a certificate (the "Closing Certificate"), dated as of the Closing Date and duly executed by Selling Partner, representing that the representations and warranties of Selling Partner contained in this Agreement are true and correct without exception as of the Closing Date as if made on and as of the Closing Date (or, specifying in reasonable detail such exceptions, if any, which then exist). Selling Partner shall not take any action or omit to take any action, which action or omission would result in any such exception.
     (3) Opinion of Selling Partner's Counsel. A due execution/authority opinion of Selling Partner's counsel, addressed to Buyer, from the general counsel of Selling Partner, in form and substance reasonably satisfactory to Buyer, and dated as of the Closing Date.
     (4) Right of First Opportunity. A counterpart of an agreement (the "Right of First Opportunity") in the form of Exhibit "H" attached hereto, dated as of the Closing Date and duly executed Selling Partner.
     (5)  Letter Agreement and Exhibits Thereto.
          a.   A counterpart of a letter agreement (the "Letter
Agreement") in the form of Exhibit "I" attached hereto, dated as of the Closing Date and duly executed by Selling Partner, Urban Retail Properties, Co. ("Urban Retail"),"Hahn Management", "Hahn Inc." (as such quoted terms are hereinafter defined) and Buyer, regarding, among other things, certain environmental matters as set forth in the "Mutual Indemnity Agreement" and "Environmental Indemnity Agreement" (as such quoted terms are defined therein), the confirmation on May 1, 1994 of Hahn Management's management of the Business Property, the reaffirmation of Hahn Inc.'s indemnity obligations under its agreement to manage the Business Property, and certain assignments by partners of the Selling Partner.
          b. A counterpart of an assignment of any and all rights of Hahn Property Management Corporation, a California corporation ("Hahn Management") under the management agreement for the Property to Urban Retail, duly executed by Hahn Management, dated as of the Closing Date, and in the form of the assignment agreed to in connection with the Letter Agreement (the "Assignment of Management Agreement").
          c. A counterpart of an assignment of any and all rights of Hahn Management to receive certain management termination payments to Buyer, duly executed by Hahn Management, dated as of the Closing Date, and in the form of the assignment agreed to in connection with the Letter Agreement (the "Assignment of Management Termination Payments").
     (6) Security Agreement. A counterpart of the Security Agreement, duly executed by Selling Partner and dated as of the Closing Date.
     B.   Items To Be Delivered by Buyer.  Buyer shall deliver to Selling
Partner:
     (1) Authorization for Closing. The authorization of Buyer specified in the Closing Procedure Letter.
     (2) Opinion of Buyer's Counsel. A due execution/authority opinion of Buyer's counsel, from a law firm reasonably satisfactory to Selling Partner, addressed to Selling Partner, in form and substance reasonably satisfactory to Selling Partner, and dated as of the Closing Date.
     (3)  Right of First Opportunity.  A counterpart of the Right of
First Opportunity, dated as of the Closing Date and duly executed by Buyer.
     (4) Letter Agreement. A counterpart of the Letter Agreement, dated as of the Closing Date and duly executed by Buyer.
     (5) UCC Financing Statements. UCC-1 financing statements with respect to the security pledged under the Security Agreement dated as of the Closing Date and duly executed by Buyer.
     (6) Security Agreement. A counterpart of the Security Agreement, dated as of the Closing Date and duly executed by Buyer.
     (7) Assignment of Management Agreement. A counterpart of the Assignment of Management Agreement, dated as of the Closing Date and duly executed by Buyer.
     (8) Assignment of Management Termination Payments. A counterpart of the Assignment of Management Termination Payments, dated as of the Closing Date and duly executed by Buyer.
     Section 5.4.   Closing Costs.
     A.   Selling Partner's Costs.  Selling Partner shall pay (1) 50% of
(a) any documentary or transfer tax payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement or any agreement or commitment described or referred to herein, (b) all expenses of or related to the issuance of the title insurance endorsement(s) herein provided, however, that in no event shall Selling Partner collectively pay more than $6,000 as its portion of the expenses set forth in Sections 5.4A(1)(a) - (b) hereof, (c) the charges for or in connection with the recording of any instrument or document provided herein or contemplated by this Agreement or any agreement or document described or referred to herein, (d) any sales or use taxes applicable to the transactions contemplated by this Agreement; and (2) Selling Partner's legal fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Selling Partner hereunder, and, without limitation, the cost of all performances by Selling Partner of its obligations hereunder.
     B. Buyer's Costs. Buyer shall pay (1) 50% of (a) any documentary or transfer tax payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement or any agreement or commitment described or referred to herein, (b) all expenses of or related to the issuance of the title insurance endorsement(s) herein provided, (c) the charges for or in connection with the recording of any instrument or document provided herein or contemplated by this Agreement or any agreement or document described or referred to herein, (d) any sales or use taxes applicable to the transactions contemplated by this Agreement,
(e) plus any amount in excess of the amount payable by Selling Partner pursuant to Sections 5.4A(1)(a) and (b) above, and (2) Buyer's legal fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Buyer hereunder, and, without limitation, the cost of all performances by Buyer of its obligations hereunder.
     Section 5.5. Prorations. Except as otherwise agreed to by the parties, the prorations and adjustments to the Purchase Price are final and, accordingly, subject to no post closing corrections or adjustments.
     Section 5.6. Title Insurance. The Title Company shall issue such endorsements, as reasonably requested by Buyer, to the existing policy of title insurance (the "Title Policy") insuring the Partnership's ownership, as of the Closing Date, of the Business Property, subject only to the "Permitted Exceptions." As used herein, "Permitted Exceptions" means real property taxes not yet due and payable (as of the Closing Date) and the exceptions set forth on the Title Policy. Selling Partner shall deliver to Title Company such instruments, documents, payments, indemnities, releases and agreements and shall perform such other acts as Title Company shall require in order to issue such title insurance endorsements.
          ARTICLE VI - REPRESENTATIONS AND WARRANTIES
     Section 6.1. Representations and Warranties of Selling Partner. Selling Partner represents and warrants to Buyer and the Partnership, and each of them, the following:
     A. Consents. Selling Partner has obtained all consents and permissions related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation.
     B.   Due Authorization, Execution, Organization, etc.  This
Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Selling Partner are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon the same. Selling Partner is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Tennessee and duly authorized and qualified to do all things required of it under this Agreement. Selling Partner has the capacity and authority to enter into this Agreement and consummate the transactions herein provided and nothing prohibits or restricts the right or ability of Selling Partner to close the transactions contemplated hereunder and carry out the terms hereof. The Partnership is a general partnership, duly organized and validly existing under the laws of the Illinois, is duly authorized, qualified and licensed under any and all applicable laws, regulations, ordinances and orders to do all things required of it, under or in connection with this Agreement and the agreements heretofore executed by it. Neither this Agreement nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration of maturity of, any contract, agreement, lease, easement, right or interest, entered into by Selling Partner (or its affiliates) affecting or relating to the Partnership or the Business Property.
     C. Subject Partnership Interest. The Subject Partnership Interest is free and clear of any liens, encumbrances, claims or liabilities of any kind or nature except as created by this Agreement and the transactions contemplated hereby. Selling Partner has no claim or liability against the Partnership except as provided herein. As of the Closing Date, Buyer will acquire hereunder good title to, and the entire right, title and interest in, the Subject Partnership Interest, free and clear of all liens, encumbrances, liabilities, claims, rights, demands, exceptions, agreements, covenants and restrictions of any kind or character, including any security interests or any restriction on the sale, creation or assignment of all or any part of such partnership interest, or, except for the rights created by the Right of First Opportunity, any option, right or agreement for the purchase or acquisition of the same or any interest in the same.
     D. Existing Agreements. Neither Selling Partner, Hahn Inc., Associates, nor any "affiliate" (as defined in Section 9.7 hereof) of any of the foregoing (individually and collectively, the "Hahn Entities") have entered into or have caused the Partnership to enter into, either in the name of any of the foregoing or in the name of the Partnership, any agreements or understandings relating to the Business Property, except for the Permitted Exceptions, the Existing Loan Documents, the Tenant Leases and the Continuing Contracts. No alterations, amendments or waivers pertaining to the foregoing will be made prior to the Closing Date. A full, true and correct copy of the Partnership Agreement and all amendments thereto that will be in effect on the Closing Date is attached as Exhibit "J".
     E. Default. With respect to the period prior to May 1, 1994, Selling Partner represents and warrants to Buyer and the Partnership, and each of them, the following: To Selling Partner's actual knowledge, the Partnership is not in any material default in respect of any of its obligations or liabilities pertaining to the Business Property. Without limitation on the foregoing, to the Selling Partner's actual knowledge, the Continuing Contracts, the Permitted Exceptions, the Existing Loan Documents and the Tenant Leases are in full force and effect and free from material default by the Partnership and, by any other party thereto; and to Selling Partner's actual knowledge, there does not exist any state of facts or circumstances or conditions or event which, after notice or lapse of time or both, would constitute or result in any such default by the Partnership or, by any other party.
     F. Litigation. Except for the lawsuits ("Pending Disputes") described in Exhibit "K" attached hereto, there are no actions, suits or proceedings pending or, to the Selling Partner's actual knowledge, threatened, before or by any judicial, administrative or union body, any arbiter or any governmental authority, against Selling Partner.
     G. Recitals. The statements contained in the recitals on page 1 of this Agreement are true and correct.
          As used herein, "to Selling Partner's actual knowledge" means the knowledge of David J. Hirsch, Stephen M. Bowers and Douglas L. Hageman, which will be deemed to include the information contained in any desk or personal file of such individual but without any other independent investigation or inquiry.
     Section 6.2Representations and Warranties of Buyer. Buyer represents and warrants to Selling Partner the following:
     A. Consents. Buyer has obtained all consents and permissions related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation.
     B.   Due Authorization, Execution, Organization, etc.  This
Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon the same. Buyer is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Illinois and duly authorized and qualified to do all things required of it under this Agreement. Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided and nothing prohibits or restricts the right or ability of Buyer to close the transactions contemplated hereunder and carry out the terms hereof. The Partnership is a general partnership, duly organized and validly existing under the laws of the State of Illinois, is duly authorized, qualified and licensed under any and all applicable laws, regulations, ordinances and orders to do all things required of it, under or in connection with this Agreement and the agreements heretofore executed by it. Neither this Agreement nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration of maturity of, any contract, agreement, lease, easement, right or interest, entered into by Urban Retail or any affiliate of Buyer affecting or relating to the Partnership or the Business Property.
     C. Existing Agreements. From and after May 1, 1994, neither Carlyle, Retail, nor any Affiliate of any of the foregoing (individually and collectively, the "JMB Entities") have entered into or caused the Partnership to enter into either in the name of the foregoing or in the name of the Partnership any agreements or understandings related to the Business Property, except for certain (1) Tenant Leases and Continuing Contracts, (2) other documents or agreements for new leases, lease terminations or amendments or other agreements related to leasing, (3) certain maintenance contracts and (4) certain other documents described on Exhibit "L" attached hereto and made a part hereof. A full, true and correct copy of the Partnership Agreement, and all amendments thereto that will be in effect on the Closing Date is attached as Exhibit "J".
              ARTICLE VII - ADDITIONAL CONDITIONS
     Section 7.1. Additional Conditions to Buyer's Obligations. In addition to the conditions provided in other provisions of this Agreement, Buyer's obligations to perform its undertakings provided in this Agreement (including its obligation to purchase the Subject Partnership Interest) are conditioned on the following:
     A. Performance by Selling Partner. The due performance by each of the Original Partners of each and every undertaking and agreement to be performed by it under this Agreement (including the delivery to Buyer of the items specified in Section 5 hereof) and the truth of each representation and warranty made by Selling Partner in this Agreement at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date (where such undertakings, agreements, representations and warranties shall not, insofar as the same constitute conditions under this subsection A, be limited by the diligent efforts or best knowledge of Selling Partner or any other limitation which may otherwise apply). Without limitation on the foregoing, there shall be no exceptions noted in the Closing Certificate.
     B. No Bankruptcy or Dissolution. That at no time on or before the Closing Date shall any of the following ("Bankruptcy/Dissolution Event") have been done by, against or with respect to any Selling Partner: (1) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (2) the appointment of a trustee or receiver of any property interest; (3) an assignment for the benefit of creditors; (4) an attachment, execution or other judicial seizure of a substantial property interest; (5) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (6) a dissolution, liquidation, death or incapacity.
     C. No Taking. That there shall not have occurred at any time or times on or before the Closing Date any taking or threatened taking (or consideration by a governmental authority of a taking) of the Business Property or any part thereof by eminent domain.
     D. Consents. That as of the Closing Date, the parties to the Existing Loan Documents shall have consented to the transactions contemplated by this Agreement.
     E. Delivery of Books and Records. That, on or before the Closing Date, Selling Partner shall have delivered to Carlyle all books and records of the Partnership in the Selling Partner's possession, including, but not limited to, the tax returns of the Partnership and the backup information related thereto.
     Section 7.2.
Additional Conditions to Selling Partner's Obligation
To Close. In addition to the conditions provided in other provisions of this Agreement, Selling Partner's obligation to sell the Subject Partnership Interest is conditioned on the following:
     A. Performance by Buyer. The due performance by Buyer of each and every undertaking and agreement to be performed by it hereunder (including the delivery to Selling Partner of the items to be delivered to it under
Section 5 hereof) and the truth of each representation and warranty made in this Agreement by Buyer at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date (where, for purposes of this subsection A, all representations and warranties and undertakings and agreements made in this Agreement by Buyer shall be deemed not to be limited by the diligent efforts or knowledge of Buyer or any other limitation which might otherwise apply).
     B. Absence of Bankruptcy/Dissolution Event. That at no time on or before the Closing Date shall any Bankruptcy/Dissolution Event have been done by, against or with respect to Buyer.
     Section 7.3. Waiver. Any party may at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such party. No such waiver shall reduce the rights or remedies of a party by reason of any breach by the other party. Without limitation on the foregoing, in the event that for any reason any item required to be delivered hereunder shall not be delivered when required, then the party obligated to deliver the same shall nevertheless remain obligated to deliver the same, and nothing (including the closing of the transaction hereunder) shall be deemed a waiver of any such requirement (except an express written waiver)
     Section 7.4. Outside Date. In the event that for any reason the sale and purchase herein provided shall not be consummated on or before the Closing Date, then (unless Buyer has commenced an action to specifically enforce this Agreement within 30 days thereafter) either party may at any time after the Closing Date, by written notice to the other party, terminate this Agreement and the obligations of the parties hereunder; provided, however, that such termination shall not release any party from liability for any breach of this Agreement occurring prior to such termination.
                ARTICLE VIII - INDEMNIFICATION
     Section 8.1.   Indemnification by Selling Partner.  Selling
Partner shall hold harmless, indemnify and defend Buyer, the Partnership and the Business Property from and against: (l) Selling Partner's portion (i.e., 36.94%) of any and all "Claims" (as hereinafter defined) whether direct, contingent or consequential and no matter how arising, in any way related to the Business Property and arising or accruing before the Closing, including the Pending Disputes (and the facts which form the basis thereof), any Claim arising or accruing under any Tenant Lease or other Business Agreement before the Closing, any Claim arising from the placement, creation or migration of hazardous materials on or onto the Business Property prior to the Closing provided, however nothing herein shall limit the obligations of Ernst W. Hahn, Inc. ("Hahn Inc.") under the Mutual Indemnity Agreement or the Environmental Indemnity Agreement; and
(2) any Claim that (a) is inconsistent with (or results from any actual or alleged fact that is inconsistent with) any representation or warranty of Selling Partner or (b) results from any breach or default by Selling Partner under this Agreement.
     Section 8.2. Indemnification by Buyer. Buyer shall hold harmless, indemnify and defend Selling Partner from and against: 36.94% of any and all Claims, whether direct, contingent or consequential and no matter how arising, in any way related to the Business Property and arising or accruing on or after the Closing, any claim arising or accruing under any tenant lease or Business Agreement on or after the Closing, any claim from the placement, creation or migration of hazardous materials on or onto the Business Property after the termination of the Environmental Indemnity Agreement and Mutual Indemnity Agreement except to the extent arising out of a breach of Seller's representations or warranties hereunder; and any Claim that (a) is inconsistent with (or results from an actual or alleged fact that is inconsistent with) any representation or warranty of Buyer or
(b) that results from any breach or default by Buyer under this Agreement.
     Section 8.3. General Indemnity Provisions. Each indemnity provided for under this Agreement shall be subject to the following provisions:
     A. The indemnity shall cover the costs and expenses of the indemnitee, including reasonable attorneys' fees, related to any actions, suits or judgments incident to any of the matters covered by such indemnity.
     B. The indemnitee shall notify the indemnitor of any Claim against the indemnitee covered by the indemnity within 45 days after it has notice of such Claim, but failure to notify the indemnitor shall in no case prejudice the rights of the indemnitee under this Agreement unless the indemnitor shall be prejudiced by such failure and then only to the extent the indemnitor shall be prejudiced by such failure. Should the indemnitor fail to discharge or undertake to defend the indemnitee against such liability upon learning of the same, then the indemnitee may settle such liability, and the liability of the indemnitor hereunder shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by the indemnitee in effecting such settlement.
     C. Each party's indemnification obligations under this Agreement shall also extend to any present or future advisor, trustee, director, officer, partner, employee, beneficiary, shareholder, participant or agent of or in the indemnitee or any entity now or hereafter having a direct or indirect ownership interest in the indemnitee.
     Section 8.4. Definition. "Claim" means any obligation, liability, claim (including any claim for damage to property or injury to or death of any persons), lien or encumbrance, loss, damage, cost or expense.
                  ARTICLE IX - MISCELLANEOUS
     Section 9.1. Brokers. Selling Partner represents and warrants to Buyer, and Buyer represents and warrants to Selling Partner, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Selling Partner shall indemnify and defend Buyer and the Partnership from the same if it shall be based upon any statement or agreement alleged to have been made by Selling Partner, and Buyer shall indemnify and defend Selling Partner and the Partnership from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer.
     Section 9.2. Survival. All warranties, representations, covenants, obligations and agreements contained in this Agreement shall survive the closing hereunder and the transfer and conveyance of the Subject Partnership Interest hereunder and any and all performances hereunder; provided, however, the representations and warranties contained in Sections 6.1D, 6.1E, 6.1F, 6.1G and 6.2C hereof shall terminate on the date which is six months after the Closing and all other representation and warranties set forth in Section 6 hereof shall terminate on the date which is seven years after the Closing, except to the extent a claim under any of the foregoing has been made by the benefitting party prior to such termination date. All warranties and representations shall be effective regardless of any investigation made or which could have been made except as provided herein.
     Section 9.3. Further Instruments. Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.
     Section 9.4.   Limitation of Liability.
     A. No present or future advisor, trustee, director, officer, partner, employee, beneficiary, shareholder, participant or agent of or in Buyer or any entity now or hereafter having a direct or indirect ownership interest in Buyer shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Selling Partner and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Buyer's assets for the payment of any claim or for any performance, and Selling Partner hereby waives any and all such personal liability. Without limitation on the foregoing, neither the negative capital account of any constituent partner in Selling Partner nor any obligation of any constituent partner in Selling Partner, to restore a negative capital account or to contribute capital to Selling Partner or any other constituent partner in Selling Partner, at any time, shall be deemed to be the property or asset of Selling Partner or any such other constituent partner (and neither Buyer nor any of its successors and assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or such partner's obligation to restore or contribute). In addition, neither Buyer nor any successor or assign of Buyer is assuming any personal liability, directly or indirectly, under or in connection with any agreement, lease, instrument, claim or right constituting a part of the Business Property or to which the Business Property is now or hereafter subject. The limitations of liability provided in this Section are in addition to, and not in limitation of, any limitation on liability applicable to Buyer provided by law or by any other contract, agreement or instrument.
     B. No present or future advisor, trustee, director, officer, employee, beneficiary, shareholder, participant or agent of or in Selling Partner or any entity now or hereafter having a direct or indirect ownership interest in Selling Partner shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Selling Partner's assets for the payment of any claim or for any performance, and Buyer hereby waives any and all such personal liability. Without limitation on the foregoing, neither the negative capital account of any constituent partner in Selling Partner nor any obligation of any constituent partner in Selling Partner, to restore a negative capital account or to contribute capital to Selling Partner or any other constituent partner in Selling Partner, at any time, shall be deemed to be the property or asset of Selling Partner or any such other constituent partner (and neither Buyer nor any of its successors and assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or such partner's obligation to restore or contribute). The limitations of liability provided in this Section are in addition to, and not in limitation of, any limitation and liability applicable to Buyer provided by law or by any other contract, agreement or instrument.
     Section 9.5.   Matters of Construction.
     A. Incorporation of Exhibits. All exhibits attached and referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Agreement.
     B. Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters.
     C. Time of the Essence. Subject to subsection D below, time is of the essence of this Agreement.
     D. Non-Business Days. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, "business day" means any day other than a Saturday, Sunday or federal or Illinois State holiday.
     E. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
     F. Captions. Article and section headings shall not be used in construing this Agreement.
     G. Cumulative Remedies. No remedy conferred upon a party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (except as otherwise expressly herein provided). Any party shall be entitled to maintain, on its own behalf or on behalf of the Partnership, any action or proceeding against the other parties or the Partnership (including any action for damages, specific performance or declaratory relief) for or by reason of breach by such party of this Agreement or any agreement entered into in connection herewith, notwithstanding the fact that any one or more of the parties to such proceeding may then be partners in the Partnership, and without dissolving the Partnership as a partnership.
     H. No Waiver. No waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default.
     I. Consents and Approvals. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.
     J. Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Illinois (without regard to conflicts of law).
     K.   No Third Party Beneficiaries.  Except as provided in
Section 8.3C, nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto and, subject to the restrictions on assignment herein contained, their respective successors and assigns.
     L.   Certain Terminology.
          (1) Whenever the words "including", "include" or "includes" are used in this Agreement, they shall be interpreted in a non-exclusive manner as though the words ", without limitation," immediately followed the same.
          (2) Except as otherwise indicated, all Exhibit, Article and Section references in this Agreement shall be deemed to refer to the Exhibits, Articles and Sections in this Agreement.
     M. Amendments. This Agreement may be amended by written agreement of amendment executed by all parties, but not otherwise.
     Section 9.6. Attorneys' Fees. If any party obtains a judgment against any other party by reason of breach of this Agreement, a reasonable attorneys' fee as fixed by the court shall be included in such judgment.
     Section 9.7.   Successors and Assigns.
     A. Seller. Seller may not assign or transfer its rights or obligations under this Agreement prior to the Closing Date without the prior written consent of Buyer (which Buyer agrees not to unreasonably withhold), except to any of the following (collectively referred to as a "Seller Permitted Transferee") (a) Hahn Inc., (b) an "affiliate" or subsidiary of Hahn Inc., (c) a general or limited partnership in which Selling Partner, Hahn or an affiliate or subsidiary of Hahn Inc. is a general partner, (d) a real estate investment trust in which Hahn or an affiliate or subsidiary of Hahn Inc. is a manager, or (e) any trust or common fund of which Hahn or an affiliate or subsidiary of Hahn Inc. is an advisor. As used herein, an "affiliate" of Hahn Inc. includes any corporation in which Hahn Inc. or its shareholders, individually or collectively, own or control, directly or indirectly, more than 50% of the common stock. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties. In the event the rights and obligations of Selling Partner shall be transferred and assigned as aforesaid, then such assignor shall be released from any obligation or liability hereunder, and such transferee and assignee ("Selling Partner Assignee") will be substituted in place of such assignor in the above-provided-for documents and it shall be entitled to the benefit of and may enforce Buyer's covenants, representations and warranties hereunder. Upon any such assignment by Buyer or any successor or assign of Selling Partner, then the assignor's liabilities and obligations hereunder or under any instruments, documents or agreements made pursuant hereto shall be binding upon Selling Partner Assignee; provided, however, that Selling Partner Assignee shall have the benefit of any limitations of such liabilities and obligations applicable to either the assignor or Selling Partner Assignee, provided by law or by the terms hereof or such instruments, documents or agreements.
     B. Buyer. Buyer may not assign or transfer its rights or obligations under this Agreement prior to the Closing Date without the prior written consent of Selling Partner (which Selling Partner agrees not to unreasonably withhold), except to any of the following (collectively referred to herein as the "Buyer Permitted Transferees"): (a) JMB Realty Corporation, a Delaware corporation ("JMB"), (b) an "affiliate" or subsidiary of JMB, (c) JMB Realty Trust, a real estate investment trust ("Trust"), (d) a general or limited partnership in which Buyer, Trust, JMB or an affiliate or subsidiary of JMB is a general partner, (e) a real estate investment trust in which JMB or an affiliate or subsidiary of JMB is a manager, or (f) any entity created in connection with a "roll up" of Buyer, Trust, JMB or an affiliate or subsidiary of JMB. As used herein, an "affiliate" of JMB includes any corporation in which JMB or its shareholders, individually or collectively, own or control, directly or indirectly, more than 50% of the common stock.
     C. General. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties. In the event the rights and obligations of Buyer shall be transferred and assigned as aforesaid, then such assignor shall be released from any obligation or liability hereunder, and such transferee and assignee ("Buyer Assignee") will be substituted in place of such assignor in the above-provided-for documents and it shall be entitled to the benefit of and may enforce Selling Partner's covenants, representations and warranties hereunder. Upon any such assignment by Buyer or any successor or assign of Buyer, then the assignor's liabilities and obligations hereunder or under any instruments, documents or agreements made pursuant hereto shall be binding upon Buyer Assignee; provided, however, that Buyer Assignee shall have the benefit of any limitations of such liabilities and obligations applicable to either the assignor or Buyer Assignee, provided by law or by the terms hereof or such instruments, documents or agreements.
     Section 9.8. Notices. Any notice which a party is required or may desire to give the other shall be in writing and may be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given at least fifteen (15) days in advance):

     To Selling Partner:

     Mall of Memphis Associates
     4350 La Jolla Village Drive
     Suite 440
     San Diego, California  92122-1233
     Attention:  President and CEO

     With Copy To:

     Plaza Properties of America, Inc.
     4350 La Jolla Village Drive
     Suite 440
     San Diego, California  92122-1233
     Attention:  Vice President and General Counsel

     To Buyer:

     Carlyle Real Estate Limited Partnership-XI
     900 North Michigan Avenue
     Chicago, Illinois  60611-1575
     Attention:  Mr. Glenn Emig

     With Copy To:

     Pircher, Nichols & Meeks
     1999 Avenue of the Stars
     Suite 2600
     Los Angeles, California  90067
     Attention:  Real Estate Notices (DSB)

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery or refusal, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.
     Section 9.9. Counterparts. This Agreement may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                         SELLING PARTNER:

                         MALL OF MEMPHIS ASSOCIATES,
                         a Tennessee limited partnership


                         By:  Plaza Properties of America, Inc.,
                              a Delaware corporation
                              as general partner


                              By: ____________________________
                                   Name: ____________________
                                   Title: ___________________


                              By: ____________________________
                                   Name: ____________________
                                   Title: ___________________

                         BUYER:

                         CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XI, an Illinois limited partnership

                         By:  JMB Realty Corporation,
                              a Delaware corporation,
                              General Partner

                              By: ____________________________
                                   Name: ____________________
                                   Title: ___________________



                         EXHIBIT LIST



EXHIBIT A      -    Description of Real Property
EXHIBIT B      -    Rent Roll
EXHIBIT C      -    Continuing Contracts
EXHIBIT D      -    Form of Note
EXHIBIT E      -    Form of Security Agreement
EXHIBIT F      -    Form of Assignment of Partnership Interest
EXHIBIT G      -    Form of Certification of Non-Foreign Status
EXHIBIT H      -    Form of Right of First Opportunity
EXHIBIT I      -    Form of Letter Agreement
EXHIBIT J      -    Partnership Agreement
EXHIBIT K      -    Pending Disputes
EXHIBIT L      -    List of Certain Agreements Signed by JMB or
Affiliates

                           EXHIBIT A

                 DESCRIPTION OF REAL PROPERTY

                           EXHIBIT K

                       PENDING DISPUTES


                             None.